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                                                                    Exhibit 10.2



(Tentative Translation)

                                 Loan Agreement

     Development Bank of Japan (hereinafter referred to as "A") has made the loan to SCG Japan Ltd. (hereinafter referred to as "B") upon the following terms and conditions (hereinafter referred to as the "Conditions") and those in the ANNEX (hereinafter referred to as the "Terms and Conditions") and B accepts the Conditions and the Terms and Conditions.

     The execution, validity, interpretation and performance of this Agreement shall be governed by Japanese law.

     In Witness Whereof, the parties hereto have executed one original of this Agreement in Japanese, and A shall keep it.

                                 Date:  October 27th, 2000



                                 A:  Development Bank of Japan
                                     9-1, 1-chome, Otemachi,
                                     Chiyoda-ku, Tokyo

                                     By  Masami Kogayu, Governor


                                 B:  SCG Japan Ltd.
                                     32-1, 4-chome, Nishi-Gotanda,
                                     Shinagawa-ku, Tokyo


                                     By  Takeshi Shindo, Representative Director

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                                                   CONDITIONS___________________

Principal:

     Yen2,800,000,000-


Name of and expenses for the project for which the loan is required (hereinafter referred to as the "Project"):

     Expansion of semiconductor facilities in Aizu

     YEN5,731,339,000-

Repayment schedule of the principal:

Months of repayment of the principal: at intervals of 6 months
           (March and September of every year)

Date of each repayment: the 20th day

Final maturity: 20th day of September, 2010.

Repayment schedule: Repayment shall be made on the 20th day of September, 2003 and thereafter until the 20th day of March 2010 in installments, each amount of which shall be Yen190,000,000-, and on the 20th day of September, Yen140,000,000- shall be repaid.

Interest rate:

     2.25% per annum (subject to per diem calculation on the basis of 365 days a year.)

Method of payment of interest:

Date of first payment of interest: 20th day of March 2001.

Months of payment of interest: at intervals of 6 months.
            (March and September of every year)

Date of each payment of interest: the 20th day

Method of payment: Interest accrued between each payment day shall be paid at the end of the accrual period.
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ANNEX


                              Terms and Conditions

(Purpose for use of money)

Article 1.

     B shall perform the Project in accordance with the project plan at the date of this Agreement and shall use the borrowed money under this Agreement only for the Project.

(Delivery of the funds by bank transfer)

Article 2.

     In cases where A delivers the funds under this Agreement by transfer to B's bank deposit account, completion of A's procedure requesting the delivery of the funds to B is deemed as constitution of full and complete delivery to B. Even if B has sustained a loss due to accidents, delays of procedure or other events in the subsequent process, B shall not ask for compensation or other claims.

(Repayment of the obligations by bank transfer)

Article 3.

     When the repayment of B's obligations to A is made by transfer to A's account with checks, notes or other securities (hereinafter collectively referred to as the "Securities") to A, B shall ensure that the Securities are paid in full by the due dates of such obligations.

(Repayment of the B's obligations by delivering Securities)

Article 4.

     1. When the repayment of B's obligations to A is made by delivering Securities to A, any Securities delivered to A for the payment shall be negotiable for settlement through the clearing house consented by A and B shall ensure that the Securities are paid in full by the due dates of such obligations.

     2. In case any of the Securities in the preceding paragraph are dishonored, and returned from A to B, B agrees that no procedure will be taken by A for the preservation of rights on such Securities.

(Prepayment)

Article 5.

     1. If the expenses for the Project decreases to less than those for the Project mentioned in the


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Conditions (hereinafter referred to as the "Amount mentioned in the Conditions")
due to a change of the project plan or for other reasons, B shall, upon A's request, despite the maturities of the loans mentioned in the Conditions, prepay the borrowed money under this Agreement in accordance with the proportion of the amount of decrease to the Amount mentioned in the Conditions.

     2. When such decrease of the expenses for the Project under the preceding paragraph amounts to so substantial size of the Amount mentioned in the Conditions that A recognizes that the completion of the purpose of the Project will become difficult, upon A's request, B shall prepay the borrowed money in full under this Agreement despite the maturities of the loans mentioned in the Conditions.

     3. When B does not perform the Project without justifiable reason, despite A's instructions, for a reasonable period which A judges to be necessary for performance of the Project, when B does not apply the loans made by A to the payments for the expenses of the Project, or when A recognizes that the purpose of the Project will not be completed because B assigns or leases the object which B obtains as a result of the Project to a third person after B owns it, or for other reasons, upon A's request, B shall, despite the maturities of the loans mentioned in the Conditions, prepay the borrowed money under this Agreement to A in whole or in part.


Article 6.

     When B prepays the borrowed money under the preceding article, paragraph 2. of Article 14., B shall pay at the same time the interest on the prepaid amount accrued to the date of such prepayment.


Article 7.

     1. When B prepays the borrowed money in part or in whole except in the case when A requests under these Terms and Conditions or in case of the next paragraph, B shall obtain A's consent in writing in advance.

     2. B may prepay the borrowed money under this Agreement in part or in whole when B gives A a written notice of prepayment not less than ninety (90) days before the date of prepayment.

     3. In case of prepayment under the preceding paragraph, notice of prepayment once received by A shall be irrevocable unless A consents to such revocation.

     4. When B prepays the borrowed money in whole or in part on receipt of A's consent described in the first paragraph or under the notice described in paragraph 2., B shall pay at the same time the amounts set forth in each following item:

     (1) Interest on the prepaid amount accrued to the date of such prepayment.

     (2) The following amount calculated through the formula separately determined by A.

         The differences between "the current value at the date of prepayment of the total amount of

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the principal and interest which A is to receive under the repayment schedule effective prior to satisfaction of requirements for prepayment" (hereinafter referred to as "X"), and "the current value at the date of prepayment of the total amount of the principal and interest (including the prepaid amount) which A is to receive under the repayment schedule effective subsequent to satisfaction of requirements for prepayment" (hereinafter referred to as "Y"), where X is larger than Y.

(Application of repayment)

Article 8.

     When B prepays the borrowed money under this Agreement to A in part or when the amount of each obligation which B has repaid under this Agreement or other loan agreements made by and between A and B is less than that B should repay under these agreements, A shall apply it in accordance with order and methods decided by A.

(Inspection and report of the project)

Article 9.

     1. B shall, upon A's request, report A with respect to progress status and payment status of expenses of the Project in accordance with the method as instructed by A.

     2. A may at any time inspect progress status of the Project and B's assets, documents, book and other data, when A deems it necessary for confirmation of the use of loaned money under this Agreement.

     3. B shall offer necessary convenience to A for the inspection in the preceding paragraph.

(Matters to be filed, exemption, etc.)

Article 10.

     1. When B or Semiconductor Components Industries, LLC (hereinafter referred to as the "Guarantor") changes name, corporate name, address, representative, filed seal-impression or other filed maters of B, B and the Guarantor shall file to A thereof in writing forthwith.

     2. In the event that any notice given by A or any document, etc. sent by A is delayed or is not received by B or the Guarantor because of B's or the Guarantor's failure of filing provided in the preceding paragraph, such notice or document, etc. shall be deemed as having been received by B or the Guarantor when they are ordinarily so received.

(Matters to be reported or inspected)

Article 11.

     1. B, the Guarantor shall, at the time of each settlement of accounts (including mid-year settlement if the company(s) which choose yearly settlement makes up it), submit a business report,
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a balance sheet, an income statement, a plan of disposition of profit, a plan of treatment of loss and other documents describing the financial conditions of B, the Guarantor and the ON Semiconductor Corporation (hereinafter referred to as the "Parent Company") as designated by A.

     2. B and the Guarantor shall repeat to A in accordance with the method as instructed by A without delay after the occurrence of important events concerning B's or the Guarantor's management, finance or business (including any change of the controlling shareholders of B, the Guarantor and Parent Company).

     3. A may inspect B's or the Guarantor's assets, documents, books and other data when A reasonably deems it necessary for preservation of A's rights. B and the Guarantor shall offer necessary convenience to A for such inspection. B and the Guarantor shall, upon A's reasonable request, submit to A any document designated by A.


(Acceleration of payment)

Article 12.

     If any one of the following events should occur and be continuing, B's obligations to A shall, upon A's request, immediately become due and payable and B shall forthwith pay the entire amount of such obligations under this Agreement.

     (1) When B does not perform the Project and use the borrowed money under this Agreement for the purpose other than that of the Project;

     (2)  When B or the Guarantor fails to perform any of its obligations under
Article 9., Article 10 or Article 11, and does not perform such obligations despite A's request or when B files or reports thereof falsely;

     (3)  When B fails to pay any part of the principal or interest thereon;

     (4) When B or the Guarantor fails to perform any of its obligations under this Agreement other than those set forth in each of the preceding items, or fails to perform any of its obligations to A under any other agreements;

     (5)  When B dishonors any note or check;

     (6) When attachment with respect to assets which B furnishes or agrees to furnish to A as security is made;

     (7) When B or the Guarantor stops payment or an application is filed by or against B for bankruptcy, civil rehabilitation, corporate rehabilitation or corporate reorganization;

     (8) When any license, approval, registration or right with respect to the whole or a part of B's or the Guarantor's business or management ceases to be effective or is cancelled, the whole or a part of B's business is suspended, or an authorization required for establishment of A's security interest is not obtained or ceases to be effective.

     (9)  When B or the Guarantor is dissolved or its business is closed down;
or
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     (10) When any event that requires preservation of A's rights other than those set forth in each of the preceding items occurs under or in connection with B.

     (11) When the Guarantor fails to perform any of its obligations under the Guaranty Agreement with A dated October 27th, 2000 (hereinafter referred to as the "Guaranty Agreement" in this Article) and, if capable of remedy in the reasonable opinion of A, such failure to perform such obligation shall continue unremedied for a period of 30 days; or

     (12) When any event of default occurs under or in connection with any obligation of the Guarantor to A other than the Guaranty Agreement.

     2. If the request provided in the preceding paragraph is delayed or not received by B for a reason attributable to B such as B's failure of filing a change of address, B's obligations to A shall be deemed as having become due and payable when it is ordinarily so received.

(Negative pledge)
Article 13.
     1. B warrants that, as of the date of this Agreement, there is no other Teitoken (including pre-engagement of creation of a Teitoken), pledge
(including pre-engagement of creation of a pledge) Sakidoritokken nor other rights which will disturb A's right on the real estate described in the ATTACHMENT and the equipment and other machineries which B obtains as a result of the Project (hereinafter referred to as the "Preserved objects").
     2. If B engages in any conduct which respect to the Preserved objects, which might cause damage to A, such as assigning, leasing, creating mortgage or other security interest on, or materially decreasing the value of the Preserved objects, B shall, in advance, obtain A's consent thereto. If A does not make any response to a written request of B for such A's consent within 30 days after receipt of request, A's consent shall be deemed as having been given.
     3. B agrees that, if B creates a Teitoken, pledge, Jototanpoken or other rights on the Preserved objects for those other than A, B shall automatically create a Teitoken of the exclusively first ranking or Jototanpoken senior to such rights on the Preserved objects as the security for the obligations under this Agreement, and that B shall forthwith take any necessary procedures for such creation and for creation of a pledge for A on the claim for insurance money with respect to the buildings and the insurable objects mentioned in paragraph 1, in accordance with the methods as instructed by A.

(Procedure taken for any change in Preserved objects)
Article 14.
     1. If any loss of, injury to or major change in, any important object appertaining to the Preserved objects should occur, B shall inform A thereof forthwith.
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     2.  When A receives the notice described in the preceding paragraph or when A recognizes that an important change in the Preserved objects has occurred, B shall in accordance with A's request take the alternative measure necessary for the preservation of A's rights, or shall prepay the obligations in whole or in part.


(Addition or replacement of secured or guarantor)

Article 15.

     1. When it may be objectively recognized that a reasonable and probable cause necessitates the preservation of the rights under this Agreement, and A specifies the reasons therefor in a document and makes a demand to B with reasonable period, B shall furnish such security or additional security, or such guarantors or additional guarantors, as may be approved by A, notwithstanding existence or such nonexistence of security or guarantor under this Agreement or other agreement.


(Assignment of claims)

Article 16.

     1. B agrees in advance that A will assign a part or a whole of claims under this Agreement to any financial institution or other organization in the future.

     2. In the event of the preceding paragraph, A may omit to give a notice to B. Even if A's claims to B are assigned to any financial institution or other organization, B may repay all the obligations to A in compliance with the method provided in the Conditions, and A shall transfer the amount repaid by B to the assignee in proportion to the amount which was assigned. A may request B to perform all the obligations.

     3. With regard to the claims which A assigned under paragraph 1. of this Article, B agrees that A will perform the procedures of administration and collection of the claims under this Agreement as an attorney-in-fact of the assignee.


(Execution of notarial deed)

Article 17.

     B and the Guarantor shall at any time upon A's request commission a notary public in Japan and take necessary procedures to execute a notarial deed containing the acknowledgement of the obligations under this Agreement and the statement of acceptance thereof.


(Burden of expenses)

Article 18.

     The expenses for preparation of this Agreement, registration, and all other expenses

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(including cost of litigation and legal counsel's fees) incurred in connection with this Agreement shall be borne by B.


(Post default interest)

Article 19.

     B shall pay post default interest ("Songaikin") equivalent to 14.5% per annum (subject to per diem calculation on the basis of 365 days per year) of the principal, interest and any other amounts payable in the event of default of any payment obligation, or of advance money A paid for the expenses under the preceding Article.


(Jurisdiction of court)

Article 20

     In the event of any litigation pertaining to this Agreement, B hereby submits and consents to the non-exclusive jurisdiction of the Tokyo District Court.
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ATTACHMENT

                         Description of the Real Estate

(Land)

1. Address:  1, Odanichi, Kobuneaza, Oaza, Shiokawa-machi, Yama-gun
   Property:  Residential Land
   Area of the site: 65,096 m(2) 78

1. Address:  50-2, Hatakeda, Kobuneaza, Oaza, Shiokawa-machi, Yama-gun
   Property:  Residential Land
   Area of the site: 18,273 m(2) 51

(Building)

1. Address:  1, Odanichi, Kobuneaza, Oaza, Shiokawa-machi, Yama-gun
   Bldg. No.:  1
   Category:  Facility, Office, Canteen, Warehouse
   Floor space:  1F 12,931 m(2) 86
                 2F 8,419 m(2) 58

(Annex Building)

1. Bldg. No.:  1
   Category:  Machine room and Workroom
   Floor space:  271 m(2) 40

1. Bldg. No.:  2
   Category:  Machine room
   Floor space:  175 m(2) 02

1. Bldg. No.:  4
   Category:  Napping room
   Floor space:  1F 71 m(2) 20
                 2F 68 m(2) 25
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1. Bldg. No.:  5
   Category:  Laboratory
   Floor space:  38 m(2) 71

1. Bldg. No.:  6
   Category:  Tank room
   Floor space:  1F 84 m(2) 00
                 2F 84 m(2) 00

1. Bldg. No.:  7
   Category:  Machine room
   Floor space:  91 m(2) 96

1. Bldg. No.:  9
   Category:  Warehouse and Facility
   Floor space:  389 m(2) 63

1. Bldg. No.:  10
   Category:  Facility
   Floor space:  183 m(2) 23

1. Bldg. No.:  11
   Category:  Janitor's room
   Floor space:  41 m(2) 31

1. Bldg. No.:  12
   Category:  Warehouse
   Floor space:  60 m(2) 00

1. Bldg. No.:  13
   Category:  Machine room
   Floor space:  312 m(2) 00

1. Bldg. No.:  14
   Category:  Machine room


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     Floor space: 48 m(2) 00

1.   Bldg. No.: 15
     Category: Warehouse
     Floor space: 30 m(2) 98

1.   Bldg. No.: 16
     Category: Cylinder room
     Floor space: 51 m(2) 00

1.   Bldg. No.: 17
     Category: Storage
     Floor space: 19 m(2) 32

1.   Bldg. No.: 18
     Category: Machine room
     Floor space: 89 m(2) 70

1.   Bldg. No.: 19
     Category: Storage
     Floor space: 32 m(2) 50

1.   Bldg. No.: 20
     Category: Storage
     Floor space: 21 m(2) 43

1.   Bldg. No.: 21
     Category: Storage
     Floor space: 13 m(2) 89

1.   Bldg. No.: 22
     Category: Machine room
     Floor space: 1F 222 m(2) 83
                  2F 80  m(2) 52

(Building)
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1.   Address: 50-2, Hatakeda, Kobuneaza, Oaza, Shiokawa-machi,Yama-gun
     Bldg. No.: 50-2
     Category: Machine room
     Floor space: 161 m(2) 02